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Exhibit 31

CERTIFICATION

I, Mike Ulrich, certify that:

        1.     I have reviewed this quarterly report on Form 10-Q of Mesa Offshore Trust, for which JPMorgan Chase Bank acts as Trustee;

        2.     Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in this quarterly report;

        4.     I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b)    evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

          c)     disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected or is reasonably likely to materially affect the registrant's internal control over financial reporting; and

        5.     I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors:

          a)    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b)    any fraud, whether or not material, that involves any persons who have a significant role in the registrant's internal control over financial reporting.

        In giving the foregoing certifications in paragraphs 4 and 5, I have relied to the extent I consider reasonable on information provided to me by the working interest owners and the managing general partner of the Mesa Offshore Trust Partnership, in which the registrant owns a 99.99% interest.

Date August 14, 2003	/s/ MIKE ULRICH Mike Ulrich, Vice President and Trust Officer JPMorgan Chase Bank

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  Exhibit 31
CERTIFICATION